                                                                    EXHIBIT 99.1

         Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                                      COPI COLORADO, L. P., a Delaware limited
                                         partnership

                                      By: CRESCENT OPERATING, INC.,
                                      a Delaware corporation, as its sole
                                      general partner


                                         By: /s/ Jeffrey L. Stevens
                                             -----------------------------------
                                             Jeffrey L. Stevens, Chief Operating
                                             Officer

                                      CRESCENT OPERATING, INC.,
                                          a Delaware corporation

                                      By: /s/ Jeffrey L. Stevens
                                          --------------------------------------
                                          Jeffrey L. Stevens, Chief Operating
                                          Officer

                                      /s/ John C. Goff
                                      ------------------------------------------
                                      JOHN C. GOFF